Financial:
Tito Lima
Chief Financial Officer
717-735-4547 or tllima@sterlingfi.com

Media:
Mike Lambert
Director of Communications
717-735-5558 or mwlambert@sterlingfi.com

FOR IMMEDIATE RELEASE

Nasdaq Determination Regarding Continued Listing of Sterling Financial Corporation of Lancaster, Pa.

LANCASTER, PA. (January 28, 2008) – Sterling Financial Corporation (NASDAQ: SLFI) announced today that on January 22, 2008, the Nasdaq Listing and Hearing Review Council determined to exercise its discretionary authority to grant Sterling an exception to demonstrate compliance with all of the Global Select Market continued listing requirements until March 24, 2008. If Sterling is not in compliance with the continued listing requirements by the close of business on March 24, 2008, Sterling’s common stock will be suspended at the opening of business on March 26, 2008. Sterling’s common stock will remain listed and will be traded on The Nasdaq Stock Market until at least March 26, 2008.

Sterling’s non-compliance with Nasdaq’s filing requirements is due to the necessity to prepare restated financial statements as a result of the fraud scheme at its affiliate, Equipment Finance LLC. Sterling is committing all necessary resources to complete its financial restatement.

On July 19, 2007, Sterling announced a definitive agreement to merge with The PNC Financial Services Group, Inc., (NYSE: PNC). The Federal Reserve has approved the merger, stating that the application met conditions of the Bank Holding Company Act and would require no branch divestitures. The companies continue to expect the transaction to close by the end of the first quarter of 2008.

Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware. The group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry, and banking related insurance services. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; and investment, trust and brokerage services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County*; Bank of Lebanon County*; PennSterling Bank*; and Pennsylvania State Bank*. Pennsylvania and Maryland: Bank of Hanover*. Maryland: Bay First Bank*. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency) and Sterling Financial Settlement Services, LLC (title insurance agency).
*Divisions of BLC Bank, N.A.

Financial Services Group — Specialty commercial financing: Equipment Finance LLC* (commercial financing company for the soft pulp logging and land clearing industries, serving primarily the paper industry in the southeastern United States). Fleet and equipment leasing: Town & Country Leasing, LLC* (nationwide fleet and equipment leasing/financing company). Trust, investment and brokerage services: Sterling Financial Trust Company* (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer).

Forward-Looking Statements

This filing contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements as to the proposed benefits of the merger between Sterling and PNC (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Sterling cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors, among others: the risk that the businesses of Sterling and PNC in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Sterling and PNC to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in each company’s filings with the SEC. Sterling does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.

Additional Information About this Transaction

The PNC Financial Services Group, Inc. and Sterling Financial Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Sterling Financial Corporation will be available free of charge from Sterling Financial Corporation by contacting Shareholder Relations at (877) 248-6420.

The directors, executive officers, and certain other members of management and employees of Sterling Financial Corporation are participants in the solicitation of proxies in favor of the merger from the shareholders of Sterling Financial Corporation. Information about the directors and executive officers of Sterling Financial Corporation is set forth in the proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 2, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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